SUB-ITEM 77Q3

AIM HIGH YIELD FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER  811-05686
SERIES NO. 8

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                          $29,569
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                          $ 6,053
        Class C                                          $ 2,682
        Investor Class                                   $ 9,594
        Institutional Class                              $15,370

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                           0.3421
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                           0.3111
        Class C                                           0.3099
        Investor Class                                    0.3433
        Institutional Class                               0.3626

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                           84,813

      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                           15,288
        Class C                                            8,483
        Investor Class                                    27,118
        Institutional Class                               43,434

74V.  1 Net asset value per share (to nearest cent)
          Class A                                          $3.98
      2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
        Class B                                            $3.99
        Class C                                            $3.97
        Investor Class                                     $3.98
        Institutional Class                                $3.97